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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        -------------------------------

                                   FORM 8-K


                                   CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Act of 1934


                           Commission File No. 000-28243


                                parts.com, Inc.
               (Exact Name of Registrant as specified in its Charter)


                   NEVADA                                88-0344869
        (State or Other Jurisdiction                   (IRS Employer
      of Incorporation or Organization)              Identification No.)


            121 EAST FIRST STREET
              SANFORD, FLORIDA                                   32771
              -----------------                                  --------
    (Address of Principal Executive Offices)                 (Zip Code)


                  Registrant's telephone number:(407) 302-1314

                  Former name, former address and former fiscal year,
                           if changed since last report: N/A


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Item 4.     Change in Registrant's Certifying Accountant

On January 15, 2002, the Registrant engaged Cuthill & Eddy LLP as its independent auditors for the fiscal year ending December 31, 2001. The audit committee of the Board of Directors, subject to ratification of the Company's stockholders, approved the change in auditors on January 15, 2002.

On March 25, 2002, the Board of Directors of parts.com, Inc. (the company) accepted the resignation of Cuthill & Eddy LLP as the company's independent certified public accountants. Cuthill & Eddy LLP perform the required audit procedures due to non-payment of fees.

In connection with engagement of Cuthill & Eddy LLP to perform the audit for the year ended December 31, 2001 and for the Period from January 1, 2001 through the date of Cuthill & Eddy LLP's resignation, there were no disagreements with Cuthill & Eddy, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Cuthill & Eddy, LLP would have caused Cuthill & Eddy, LLP to make reference to the matter in their report.

The Company has requested Cuthill & Eddy, LLP to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 27, 2002 is filed as Exhibit 16.1 to this Form 8-K.

Subsequently, on March 26, 2002 the Registrant engaged and retained Moore Stephens Lovelace, P.A. to serve as its independent auditors for the year ended December 31, 2001. The audit committee of the Board of Directors, subject to ratification of the Company's stockholders, approved the change in auditors on March 26, 2002.

                  The following exhibits are filed with this report:

Exhibit No.       Description

16.1     Letter re Change in Certifying Accountant dated March 27, 2002


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      PARTS.COM, INC.



March 27, 2002                        By: /s/ Shawn D. Lucas
                                          -------------------------------
                                              Shawn D. Lucas, President,
                                              Chairman and CEO